Exhibit 10.23

                          PLEDGE AND SECURITY AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT dated as of December 21, 2000 between Zhang Fan Qi, Hai Nan, Jing Lian, Xiaofeng Lin, and Pak Cheung, (each, individual shareholders of the Company (as defined below) and referred to herein as a "Pledgor" and, collectively referred to herein as the "Pledgors"); and ORION CAPITAL INCORPORATED ("Orion").

                  Tengtu International Corp., a Delaware corporation (the "Company"), the Pledgors and Orion are parties to a Loan Agreement, dated as of November 17, 2000 (as modified and supplemented and in effect from time to time, the "November Loan Agreement"), providing, subject to the terms and conditions thereof, for an extension of credit by Orion to the Company. On the date hereof, the Company, Pledgors and Orion are entering into a second Loan Agreement (as modified and supplemented and in effect from time to time, the "December Loan Agreement" and, together with the November Loan Agreement, the "Loan Agreements"), providing, subject to the terms and conditions thereof, for the refinancing of the credit extended by Orion to the Company under the November Loan Agreement and an additional extension of credit to be made by Orion to the Company.

                  To induce Orion to enter into the Loan Agreements and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor agreed, among other things, to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations. Accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. Terms defined in the Loan Agreement are used herein as defined therein. In addition, as used herein:

                  "Collateral" shall have the meaning ascribed thereto in
Section 3 hereof.

                  "Notes" shall mean the promissory notes of the Company issued pursuant to the Loan Agreements.

                  "Obligations" shall mean the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by Orion to, and the Note held by Orion of, the Company and all other amounts from time to time owing to Orion by the Company under the Loan Agreements and under the Notes, in each case strictly in accordance with the terms thereof.

                  "Pledged Stock" shall have the meaning ascribed thereto in
Section 3(a) hereof.

                  "Secured Obligations" shall mean, collectively, (a) the Obligations, (b) all obligations of the Pledgors under the Loan Agreements and the Notes and (c) all obligations of the Pledgors to Orion hereunder.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 2 Representations and Warranties. Each Pledgor represents and warrants to Orion that:

                  2.01 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Pledgor is a party or by which such Pledgor is bound or to which such Pledgor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon such Pledgor's earnings or assets pursuant to the terms of any such agreement or instrument.

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                  2.02 Action. This Agreement has been duly and validly executed and delivered by such Pledgor and constitutes his or her legal, valid and binding obligation, enforceable in accordance with its terms.

                  2.03 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency is necessary for the execution, delivery or performance by such Pledgor of this Agreement or for the validity or enforceability hereof.

                  2.04     Pledged Stock.

                  (a) Such Pledgor is the sole beneficial owner of the Collateral in which he or she purports to grant a security interest pursuant to
Section 3 hereof and no lien or other encumbrance exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of Orion created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

                  (b) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Annex 1 hereto is duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Company, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

                  (c) Such Pledgor has owned the Pledged Stock represented by the certificates identified opposite the name of such Pledgor in Annex 1 hereto for a least one year prior to the date hereof.

                  2.05 Affiliate Status. Such Pledgor is an "affiliate" of Debtor (as that term is defined in Rule 144 under the Securities Act of 1933, as amended)

                  Section 3 The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges and grants to Orion a security interest in all of such Pledgor's right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) the number of shares of common stock of the Company represented by the certificates identified in Annex 1 hereto opposite the name of such Pledgor, together with the certificates evidencing the same (collectively, the "Pledged Stock");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) in the event of any consolidation or merger in which the Company is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger; and

                  (d) all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by either Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


                                      -2-


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                  Section 4 Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgors hereby jointly and severally agree with Orion as follows:

                  4.01     Delivery and Other Perfection.  Each Pledgor shall:

                  (a) if any of the shares, securities, moneys or property required to be pledged by such Pledgor under Section 3 hereof are received by such Pledgor, forthwith either (x) transfer and deliver to Orion such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by Orion, pursuant to the terms of this Agreement or (y) take such other action as Orion shall deem necessary or appropriate to duly record the lien created hereunder in such shares, securities, moneys or property in said Section 3;

                  (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of Orion) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Orion to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of Orion or its nominee;

                  (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as Orion may reasonably require in order to reflect the security interests granted by this Agreement; and

                  (d) permit representatives of Orion, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from his or her books and records pertaining to the Collateral, and forward copies of any notices or communications received by such Pledgor with respect to the Collateral, all in such manner as Orion may require.

                  4.02 Other Financing Statements and Liens. Without the prior written consent of Orion, no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Orion is not named as the sole secured party.

                  4.03 Preservation of Rights. Orion shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  4.04     Collateral.

                  (a) So long as no Event of Default (as defined in the Notes) shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Agreements, the Notes or any other instrument or agreement referred to herein or therein

                  (b) Unless and until an Event of Default has occurred and is continuing, the Pledgors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

                  (c) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not Orion exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Loan Agreements, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to Orion and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if Orion shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to Orion appropriate additional dividend, distribution and other orders and documents to that end.


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                  4.05 Events of Default, Etc. During the period during which an
Event of Default shall have occurred and be continuing:

                  (a) Orion shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Orion were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

                  (b) Orion in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (c) Orion may, upon ten business days' prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of Orion, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Orion deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and Orion or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. Orion may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

                  The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Orion may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to Orion than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Orion shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company or issuer thereof to register it for public sale.

                  4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgors shall not be liable for any deficiency.

                  4.07 Private Sale. Orion shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. Each Pledgor hereby waives any claims against the Orion arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Orion accepts the first offer received and does not offer the Collateral to more than one offeree.

                  4.08 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.08, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by Orion:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Orion and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by Orion in connection therewith;


                                       -4-


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                  Next, to the payment in full of the Secured Obligations; and

                  Finally, to the payment to the respective Pledgor, or their respective heirs, executors, administrators, successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

                  4.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Orion while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default Orion is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that Orion may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as Orion shall be entitled under this Section 4 to make collections in respect of the Collateral, Orion shall have the right and power to receive, endorse and collect all checks made payable to the order of either Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  4.10 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Pledgor shall deliver to Orion all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                  4.11 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and Orion shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor.

                  4.12 Further Assurances. Each Pledgor agrees that, from time to time upon the written request of Orion, such Pledgor will execute and deliver such further documents and do such other acts and things as Orion may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 5 Miscellaneous.

                  5.01 No Waiver. No failure on the part of Orion to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Orion of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its or his or her name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  5.03 Expenses. The Pledgors jointly and severally agree to reimburse Orion for all reasonable costs and expenses of Orion (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any default or Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by Orion of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of Orion in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4 hereof.



                                      -5-
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                  5.04 Amendments, Etc. The terms of this Agreement may be
waived, altered or amended only by an instrument in writing duly executed by the Company, each Pledgor and Orion. Any such amendment or waiver shall be binding upon the Company, Orion, each holder of any of the Secured Obligations and each Pledgor.

                  5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the Company, each Pledgor, Orion and each holder of any of the Secured Obligations (provided, however, that no Pledgor shall assign or transfer his or her rights hereunder without the prior written consent of Orion).

                  5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  5.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof. The Company and each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Company and each Pledgor hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company and each Pledgor irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of Orion to serve process in any other manner permitted by law.

                  5.09 Waiver of Jury Trial. EACH OF THE PLEDGORS AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  5.10 Agents and Attorneys-in-Fact. Orion may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  5.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Orion in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Guarantee, Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.


                             -----------------------------
                             Zhang Fan Qi

                   Address for Notices:

                             Room 602, Entrance No. 2, Building 3, Courtyard 6 Hengfu Middle Avenue, Science City
                             Fentai District
                             Beijing 10007, People=s Republic of China


                             -----------------------------
                             Hai Nan

                   Address for Notices:

                             c/o Taiji Computer Corporation
                             4101 Main Street
                             Vancouver, BC V5V3P6

                             -----------------------------
                             Jing Lian

                   Address for Notices:

                             12433 Admiralty Way, E408
                             Everett, WA 98204

                             -----------------------------
                             Xiaofeng Lin

                   Address for Notices:

                             c/o Tengtu United Electronics
                             Development Co. Ltd.
                             6th Floor, Orient Lian Fa Building,
                             West Building of West Railway Station,
                             Beijing, China 100055

                             -----------------------------
                             Pak Cheung

                   Address for Notices:

                             c/o Tengtu International Corp.
                             5050 Kingsway, Suite 206
                             Burnaby, B.C., V5H 4H2 Canada


                             ORION CAPITAL INCORPORATED


                             By ------------------------
                             Title:


                   Address for Notices:

                             Sherway Executive Center
                             310 North Queen Street
                             Suite 103N
                             Etobicoke, Ontario M9C 5K4
                             Canada



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                                                                         ANNEX 1

                                  PLEDGED STOCK
                                 ---------------




Name                      Number of Shares          Certificate Numbers
----                      ----------------          -------------------


Zhang Fan Qi              200,000                  882, 883, 884 and 885


Hai Nan                   200,000                            915


Jing Lian                 200,000                            910


Xiaofeng Lin              200,000                            908


Pak Cheung                200,000                            45





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